EXHIBIT 32

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vital Living, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2008 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof I, Stuart A. Benson, Chief Executive Officer and Acting Chief Financial of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 5, 2008

/s/ Stuart A. Benson
Stuart A. Benson
Chief Executive Officer
Acting Chief Financial Officer